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EXHIBIT 32

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Crdentia Corp. (the "Company") on Form 10-KSB for the year ended December 31, 2005, as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.
the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.
the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at the dates and for the period indicated.

This Certificate has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.

Dated: March 31, 2006	By:	/s/ JAMES D. DURHAM James D. Durham Chief Executive Officer and Chairman of the Board
Dated: March 31, 2006	By:	/s/ JAMES J. TERBEEST James J. TerBeest Chief Financial Officer

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  EXHIBIT 32